[FX Energy letterhead]



August 3, 2000



[option holder address]



Dear [optionholder]:


Under an option agreement dated 8/01/95, FX Energy, Inc. previously granted you an option to purchase [number of shares] of common stock at $ [amount] per share at any time on or before August 1, 2000.

We have now determined that it is in the best interests of FX Energy, Inc. to extend the term of the option. Accordingly, this confirms that the term of your option has been extended to August 3, 2002, subject to the express condition that:

(a)      The option will not become exercisable by you until August 3, 2001: and

(b) The option cannot be transferred by you except by will or the laws of descent or distribution until August 3, 2001.

Except as noted above, the terms and conditions of your original option referred to above will remain in full force and effect.

                                   Sincerely,

                                   /s/
                                   ----------------------------
                                   David N. Pierce
                                   President

       Option Holder       Exercise Price        Number     Expiration Date
       -------------       --------------        ------     ---------------
       Thomas Lovejoy           $3.00           150,000     August 3, 2002
       Jerzy Maciolek            1.50           150,000     August 3, 2002
       David N. Pierce           3.00           100,000     August 3, 2002
       Andrew W. Pierce          3.00            50,000     August 3, 2002
       Scott J. Duncan           3.00            50,000     August 3, 2002
       Eva Sokolowski            1.50            25,000     August 3, 2002
       Karin Warner              3.00            50,000     August 3, 2002
       Laurence B. Flood         3.00           100,000     August 3, 2002
       Jacque Bolton             1.50             3,000     August 3, 2002

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